Exhibit 2

                      TRANSACTION IN SHARES OF THE COMPANY

                  The Reporting Person engaged in the following transactions in Shares of the Company on the last sixty days. All transactions involved sales of Shares on the American Stock Exchange.

                                                                          PRICE PER SHARE (EXCLUDING
    DATE OF TRANSACTION     NATURE OF TRANSACTION          SHARES                 COMMISSION)
         03/21/2001                  Sell                   (200)                    $8.35
         03/23/2001                  Sell                   (800)                    $8.39
         03/29/2001                  Sell                  (2,000)                   $8.54
         03/30/2001                  Sell                  (2,300)                   $8.80
         04/03/2001                  Sell                  (2,500)                   $8.34
         04/06/2001                  Buy                   29,000                    $8.06
         04/09/2001                  Buy                   10,000                    $7.64
         04/17/2001                  Sell                  (2,000)                   $8.39
         04/18/2001                  Sell                  (2,000)                   $8.69
         04/19/2001                  Sell                  (3,000)                   $8.84
         04/20/2001                  Sell                  (2,000)                   $9.14
         04/20/2001                  Sell                  (3,400)                   $9.20
         04/24/2001                  Sell                  (3,000)                   $9.69
         04/24/2001                  Sell                  (1,200)                   $9.35
         04/25/2001                  Sell                  (5,000)                   $9.90
         05/01/2001                  Sell                  (2,000)                   $9.94
         05/02/2001                  Sell                 (24,000)                   $9.96
         05/03/2001                  Sell                  (1,200)                   $9.64
         05/11/2001                  Sell                 (22,700)                   $9.96